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Exhibit 12. Statement re:
Computation of Ratio of Earnings to Fixed Charges

                                                  Year Ended       Year Ended     Year Ended    Six Months Ended  Year Ended
                                                  December 31,     December 31,   December 31,     December 31,    June 30,
                                                 ---------------------------------------------------------------------------
                                                     1999             1998           1997            1996/(1)/       1996
                                                 ---------------------------------------------------------------------------
                                                              (Dollars in thousands)
Inclusive of interest on deposits:
Earnings:
Pre-tax income                                       82,755           62,495         60,655           28,593        28,488
Add: Fixed charges                                  169,546          151,728        146,293           68,896        93,481
Less: Interest capitalized                             (536)            (267)          (308)            (271)         (579)
                                                 -------------------------------------------------------------------------
Earnings                                            251,765          213,956        206,640           97,218       121,390
                                                 =========================================================================

Fixed Charges:
Interest on deposits                                 99,665           95,788         98,581           47,967        63,325
Interest on borrowed funds                           68,736           54,787         46,635           20,664        29,896
Rent expense                                          1,145            1,153          1,077              265           260
                                                 -------------------------------------------------------------------------
Fixed charges                                       169,546          151,728        146,293           68,896        93,481
                                                 =========================================================================
Ratio of earnings to fixed charges
 inclusive of interest on deposits                     1.48             1.41           1.41             1.41          1.30
                                                 =========================================================================

Exclusive of interest on deposits:
Earnings:
Pre-tax income                                       82,755           62,495         60,655           28,593        28,488
Add: Fixed charges                                   69,881           55,940         47,172           20,929        30,156
     Loss on equity investments                           -                -              -                -             -
Less: Interest capitalized                             (536)            (267)          (308)            (271)         (579)
                                                 -------------------------------------------------------------------------
Earnings                                            152,100          118,168        108,059           49,251        58,065
                                                 =========================================================================

Fixed charges:
Interest on deposits                                      -                -              -                -             -
Interest on borrowed funds                           68,736           54,787         46,635           20,664        29,896
Rent expense                                          1,145            1,153          1,077              265           260
                                                 -------------------------------------------------------------------------
Fixed charges                                        69,881           55,940         47,712           20,929        30,156
                                                 =========================================================================
Ratio of earnings to fixed charges
 inclusive of interest on deposits                     2.18             2.11           2.26             2.35          1.93
                                                 =========================================================================

/(1)/ Excludes the impact of the special SAIF assessment.